Exhibit 10.10

                        , 2005

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT  06902

Re:                               Federal Services Acquisition Corporation Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) between Federal Services Acquisition Corporation, a Delaware corporation (the “Company”), and CRT Capital Group LLC (the “Underwriter”) relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which are exercisable for one share of Common Stock (each, a “Warrant”).  Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth on Schedule 1 hereto.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon FSAC Partners, LLC as a stockholder of the company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FSAC Partners, LLC hereby agrees with the Underwriter as follows:

FSAC Partners, LLC  represents and warrants that, as of the date hereof, other than de minimis errors or omissions, (i) the information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all respects and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, and (ii) the questionnaires furnished by FSAC Partners, LLC to the Company and the Underwriter and attached hereto as Exhibit B are true and accurate in all respects.  FSAC Partners, LLC further represents and warrants that:

(a)                                  FSAC Partners, LLC is not, and its control persons are not, subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practices relating to the offering of securities in any jurisdiction;

(b)                                 FSAC Partners, LLC has never, and its control persons have never, been convicted of or pleaded guilty to any crime and is not currently a defendant in a criminal proceeding (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, (iii) pertaining to any dealings in any securities; and

(c)                                  FSAC Partners, LLC has never, and its control persons have never, been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

FSAC Partners, LLC understands that the Underwriter may conduct a background check with respect to FSAC Partners, LLC, and hereby authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about FSAC Partners, LLC and its finances (“Information”).  Neither the Underwriter nor its agents shall be violating FSAC Partners, LLC’s, or any of its control persons’ right of privacy in any manner in requesting and obtaining the Information or in otherwise performing a background check, and FSAC Partners, LLC hereby releases them from liability for any damage whatsoever in that connection.

FSAC Partners, LLC acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

This letter agreement shall be binding on FSAC Partners, LLC and its successors, heirs, personal representatives and assigns.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature page follows]

Very truly yours,

Joel R. Jacks On behalf of FSAC Partners, LLC

Signature

Accepted and agreed as of the date hereof:

FEDERAL SERVICES ACQUISITION CORPORATION

By:
Name:
Title:

SCHEDULE 1

Supplemental Common Definitions

UNLESS THE CONTEXT SHALL OTHERWISE REQUIRE, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING RESPECTIVE MEANINGS FOR ALL PURPOSES, AND THE FOLLOWING DEFINITIONS ARE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND THE PLURAL FORMS AND THE FEMININE, MASCULINE AND NEUTER FORMS OF THE TERMS DEFINED.

“Business Combination” means the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of an operating business in the federal services or defense industries which has a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” means the date upon which a Business Combination is consummated.

“Effective Date” means the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Independent Directors” means the Company’s directors that qualify as “independent” under NASD Rule 4200(a)(15), as amended.

“Termination Date” means the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).

“Transaction Failure” means the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination on any day during the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the two-year period immediately following the Effective Date.

“Transaction Failure Date” means the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.

EXHIBIT A

Information

See attached.

EXHIBIT B

Questionnaires

See attached.